Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined below have the meanings ascribed to such terms in this Current Report on Form 8-K. References to the “Combined Company” mean Reservoir Media, Inc., a Delaware corporation, and its consolidated subsidiaries following the consummation of the Business Combination.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Reservoir Holdings, Inc., a Delaware corporation (“Reservoir Holdings”), and Roth CH Acquisition II Co., a Delaware corporation (“ROCC”), adjusted to give effect to the consummation of the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical balance sheet of Reservoir Holdings and the historical balance sheet of ROCC on a pro forma basis as if the Business Combination and the PIPE Investment had been consummated on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 combine the derived historical results of operations of Reservoir Holdings and historical statements of operations of ROCC for such periods on a pro forma basis as if the Business Combination and the PIPE Investment had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements have been prepared from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the historical audited consolidated financial statements of Reservoir Holdings as of and for the years ended March 31, 2021 and 2020 and the related notes;

•	the historical unaudited condensed financial statements of ROCC as of and for the three months ended March 31, 2021 and the related notes;

•	the historical audited financial statements of ROCC as of and for the year ended December 31, 2020 and the related notes; and

•	other information relating to Reservoir Holdings and ROCC contained elsewhere in, or incorporated by reference into, this current report on Form 8-K;

Pursuant to the ROCC’s amended and restated certificate of incorporation, ROCC provided the holders of the shares of the ROCC Common Stock acquired in ROCC’s initial public offering consummated in December 2020 (the “Public Shares”) with the opportunity to have their Public Shares redeemed at the consummation of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the Business Combination, including interest (which interest shall be net of taxes payable), divided by the number of the then outstanding Public Shares, subject to certain limitations.

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination will be accounted for as a reverse recapitalization in accordance with the generally accepted accounting principles in the United States (“GAAP”). Under this method of accounting, Reservoir Holdings is treated as the acquirer and ROCC is treated as the acquired company for financial statement reporting purposes. Reservoir Holdings was determined to be the accounting acquirer primarily based on the fact, that subsequent to the consummation of the Business Combination, the Reservoir Holdings stockholders will have a majority of the voting power of the Combined Company, Reservoir Holdings will comprise all of the ongoing operations of the Combined Company, Reservoir Holdings will control a majority of the governing body of the Combined Company, and Reservoir Holdings’ senior management will comprise all of the senior management of the Combined Company.

The unaudited pro forma condensed combined financial information below reflects the 10,295,452 Public Shares of the outstanding ROCC Common Stock that were redeemed in connection with the consummation of the Business Combination, resulting in an aggregate payment of $102.97 million out of the trust account, at a redemption price of approximately $10.00 per Public Share.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and the PIPE Investment taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF MARCH 31, 2021

(in dollars)

	Historical	Historical
	Reservoir Holdings, Inc.	Roth CH Acquisition II Co.
	March 31, 2021 (A)	March 31, 2021 (B)	Transaction Accounting Adjustments	Note	Pro Forma Combined Company
ASSETS
Current Assets:
Cash and cash equivalents	$9,209,920	$549,040	$—		$166,037,793
Cash and cash equivalents	—	—	12,043,833	5(c)	—
Cash and cash equivalents	—	—	144,235,000	5(d)	—
Accounts receivable, net	15,813,384	—	—		15,813,384
Current portion of royalty advances	12,840,855	—	—		12,840,855
Inventory and prepaid expenses	1,406,379	380,555	—		1,786,934
Total current assets	39,270,538	929,595	156,278,833		196,478,966

Cash and marketable securities held in Trust Account	—	115,012,821	(115,012,821)	5(c)	—
Property, plant and equipment, net	321,766	—	—		321,766
Intangible assets, net	393,238,010	—	—		393,238,010
Royalty advances, net of current portion	28,741,225	—	—		28,741,225
Investment in equity affiliate	1,591,179	—	—		1,591,179
Other assets	781,735	—	—		781,735
Total assets	$463,944,453	$115,942,416	$41,266,012		$621,152,881

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$3,316,768	$125,034	$13,875,000	5(f)	$17,316,802
Amounts due to related parties	290,172	—	—		290,172
Accrued payroll	1,634,852	—	—		1,634,852
Royalties payable	14,656,566	—	—		14,656,566
Other current liabilities	2,615,488	—	—		2,615,488
Current portion of loans and secured notes payable	1,000,000	—	(1,000,000)	5(e)	—
Income taxes payable	533,495	—	—		533,495
Deferred revenue	1,337,987	—	—		1,337,987
Total current liabilities	25,385,328	125,034	12,875,000		38,385,362

Long-term debt, net of current maturities	17,500,000	—	(17,500,000)	5(e)	—
Debt issue cost, net	(3,058,973)	—	—		(3,058,973)
Secured line of credit	197,090,848	—	18,500,000	5(e)	215,590,848
Fair value of swaps	4,566,537	—	—		4,566,537
Deferred income taxes	19,735,537	—	—		19,735,537
Warrant liabilities	—	178,750	—		178,750
Other liabilities	6,739,971	—	—		6,739,971
Total liabilities	267,959,248	303,784	13,875,000		282,138,032

Commitments and Contingencies
Common stock subject to possible redemption	—	110,638,630	(110,638,630)	5(c)	—

Stockholders’ Equity:
Common stock	—	359	—		359
Common stock	1	—	4,470	5(b)	4,471
Common stock	—	—	77	5(c)	77
Common stock	—	—	1,500	5(d)	1,500
Preferred stock	81,632,500	—	(81,632,500)	5(a)	—
Additional paid-in capital	—	5,370,137	—		5,370,137
Additional paid-in capital	110,499,153	—	81,632,500	5(a)	192,131,653
Additional paid-in capital	—	—	(4,470)	5(b)	(4,470)
Additional paid-in capital	—	—	110,638,553	5(c)	110,638,553
Additional paid-in capital	—	—	144,233,500	5(d)	144,233,500
Additional paid-in capital	—	—	(13,875,000)	5(f)	(13,875,000)
Additional paid-in capital	—	—	(370,494)	5(g)	(370,494)
Retained earnings (accumulated deficit)	751,496	(370,494)	370,494	5(g)	751,496
Accumulated other comprehensive income	2,096,358	—	—		2,096,358
Noncontrolling interest	1,005,697	—	—		1,005,697
Total stockholders’ equity	195,985,205	5,000,002	138,029,642		339,014,849
Total liabilities and stockholders’ equity	$463,944,453	$115,942,416	$41,266,012		$621,152,881

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(in dollars, except share amounts)

	Historical	Historical
	Reservoir Holdings, Inc.	Roth CH Acquisition II Co.
	Pro forma Three Months Ended March 31, 2021 (A)	Historical Three Months Ended March 31, 2021 (B)	Transaction Accounting Adjustments		Note	Pro Forma Combined Company
Revenues	$25,593,599	$-		$-		$25,593,599
Cost of revenue	9,172,247	-		-		9,172,247
Administration expenses	4,585,927	204,239		-		4,790,166
Amortization and depreciation	3,681,589	-		-		3,681,589
Total costs and expenses	17,439,763	204,239		-		17,644,002
Operating income	8,153,836	(204,239)		-		7,949,597

Interest expense	(2,304,183)	-		-		(2,304,183)
Gain on fair value of swaps	1,728,584	-		-		1,728,584
Loss on foreign exchange	(361,091)	-		-		(361,091)
Change in fair value of warrant liabilities	-	(49,500)		-		(49,500)
Interest and other income	7,091	6,208		(6,208)	6(b)	7,091
	(929,599)	(43,292)		(6,208)		(979,099)
Income before income taxes	7,224,237	(247,531)		(6,208)		6,970,498
Income tax benefit (expense)	(1,117,729)	-		-		(1,117,729)
Net income (loss)	$6,106,508	$(247,531)		$(6,208)		$5,852,769
Net income attributable to noncontrolling interests	(34,588)	-		-		(34,588)
Net income (loss) attributable to the Company	$6,071,920	$(247,531)		$(6,208)		$5,818,181

Earnings (loss) per share:
Basic	$26.62	$(0.07)				$0.09
Diluted	$26.62	$(0.07)				$0.09
Weighted average common shares outstanding:
Basic	145,560	3,561,384	6(c)			64,069,253
Diluted	228,060	3,561,384	6(c)			64,069,253

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in dollars, except share amounts)

	Historical	Historical
	Reservoir Holdings, Inc.	Roth CH Acquisition II Co.
	Pro Forma Year Ended December 31, 2020 (A)	Historical Year Ended December 31, 2020 (B)	Transaction Accounting Adjustments		Note	Pro Forma Combined Company
Revenues	$79,112,442	$-		$-		$79,112,442
Cost of revenue	34,332,586	-		-		34,332,586
Administration expenses	13,056,548	109,998		345,368		13,511,914
Amortization and depreciation	13,007,252	-		-		13,007,252
Total costs and expenses	60,396,386	109,998		345,368		60,851,752
Operating income	18,716,056	(109,998)		(345,368)		18,260,690

Interest expense	(8,610,363)	-		-		(8,610,363)
Gain on fair value of swaps	(3,426,690)	-		-		(3,426,690)
Loss on foreign exchange	(540,447)	-		-		(540,447)
Change in fair value of warrant liabilities	-	(17,875)		-		(17,875)
Initial public offering costs allocated to warrant liabilities	-	(478)		-		(478)
Interest and other income	55,136	6,613		(6,613)	6(b)	55,136
	(12,522,364)	(11,740)		(6,613)		(12,540,717)
Income before income taxes	6,193,692	(121,738)		(351,981)		5,719,973
Income tax benefit (expense)	(2,427,964)	-		-		(2,427,964)
Net income (loss)	$3,765,728	$(121,738)		$(351,981)		$3,292,009
Net income attributable to noncontrolling interests	34,942	-		-		34,942
Net income (loss) attributable to the Company	$3,800,670	$(121,738)		$(351,981)		$3,326,951

Earnings (loss) per share:
Basic	$16.84	$(0.05)				$0.05
Diluted	$16.84	$(0.05)				$0.05
Weighted average common shares outstanding:
Basic	143,252	2,545,512	6(c)			64,069,253
Diluted	225,629	2,545,512	6(c)			64,069,253

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.       Description of the Business Combination

ROCC, Roth CH II Merger Sub Corp., a Delaware corporation (“Merger Sub”), and Reservoir Holdings entered into an agreement and plan of merger, dated as of April 14, 2021 (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Reservoir Holdings, with Reservoir Holdings surviving as a wholly-owned subsidiary of ROCC and the securityholders of Reservoir Holdings becoming securityholders of ROCC (the “Business Combination”). In connection with the consummation of the Business Combination, Roth CH Acquisition II, Co. was renamed Reservoir Media, Inc.

Immediately prior to the effective time of the Business Combination (the “Effective Time”), each share of Series A preferred stock, par value $0.00001 per share, of Reservoir Holdings (the “Reservoir Preferred Stock”) that was issued and outstanding immediately prior to the Effective Time was automatically converted immediately prior to the Effective Time into a number of shares of common stock, par value $0.00001 per share, of Reservoir Holdings (the “Reservoir Holdings Common Stock”) at the then-effective conversion rate as calculated pursuant to Reservoir Holdings’ second amended and restated certificate of incorporation then in effect (the “Reservoir Holdings Preferred Stock Conversion”). All of the shares of the Reservoir Holdings Preferred Stock converted into shares of Reservoir Holdings Common Stock pursuant to the Reservoir Holdings Preferred Stock Conversion are no longer be outstanding and ceased to exist, and each holder of Reservoir Holdings Preferred Stock thereafter ceased to have any rights with respect to such shares of Reservoir Holdings Preferred Stock.

Immediately following the consummation of the Business Combination, the Reservoir Holdings stockholders are expected to own approximately 69.8% of the Combined Company (as per the accompanying unaudited pro forma condensed combined financial statements). Upon the consummation of the Business Combination, the Reservoir Holdings stockholders will receive the RMI Common Stock. The Reservoir Holdings stockholders will own the majority of the outstanding shares of the RMI Common Stock, on an as-exchanged basis and the owner of the majority of the voting shares of the Combined Company following the consummation of the Business Combination is determined to be the Reservoir Holdings stockholders.

The shares of the ROCC Common Stock issued in connection with the consummation of the Business Combination were issued to the Reservoir Holdings stockholders. As noted above, the Reservoir Holdings stockholders are expected to have been issued approximately 69.8% of the RMI Common Stock, on an as exchanged basis, which would constitute a majority interest in the Combined Company following the consummation of the Business Combination.

Subsequent to the consummation of the Business Combination, the board of directors of the Combined Company is comprised of nine members, of which ROCC initially appointed one member, and Reservoir Holdings initially appointed eight members.

In connection with the execution of the Merger Agreement, ROCC entered into the subscription agreements with certain investors, pursuant to which such investors have agreed to purchase an aggregate of 15,000,000 shares of the ROCC Common Stock in a private placement transaction at a price of $10.00 per share for an aggregate commitment of $150.0 million. The closing of the PIPE Investment took place concurrently with the consummation of the Business Combination.

2.       Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (the “Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (the “Management’s Adjustments”). The selected unaudited pro forma condensed combined financial information presents the Transaction Accounting Adjustments, but does not present the Management’s Adjustments. The Transaction Accounting Adjustments in the selected unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the Combined Company following the consummation of the Business Combination and the PIPE Investment.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives pro forma effect to the Business Combination as if it had been consummated on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information reflects the 10,295,452 Public Shares of the outstanding ROCC Common Stock that were redeemed in connection with the consummation of the Business Combination, resulting in an aggregate payment of $102.97 million out of the trust account, at a redemption price of approximately $10.00 per share.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	the historical audited statement of operations of Reservoir Holdings for the year ended March 31, 2021 and the related notes; and

•	the historical unaudited statement of operations of ROCC for the three months ended March 31, 2021 and the related notes.

ROCC’s fiscal year-end is December 31 while Reservoir’ fiscal year-end is March 31. In order for the three months ended March 31, 2021 pro forma results to be comparable, Reservoir Holdings’ three-month period ended March 31, 2021 was calculated as follows:

	[i] FYE March 31, 2021	[ii] 9 mos. ended 12/31/20	3 mos. March 31, 2021 = [i] – [ii]
		$
Revenues	81,777,789	56,184,190	25,593,599
Costs and expenses:
Cost of revenue	32,991,979	23,819,732	9,172,247
Amortization and depreciation	14,128,604	10,447,015	3,681,589
Administration expenses	14,986,085	10,400,158	4,585,927
Total costs and expenses	62,106,668	44,666,905	17,439,763
Operating income	19,671,121	11,517,285	8,153,836
Interest expense	(8,972,100)	(6,667,917)	(2,304,183)

	[i] FYE March 31, 2021	[ii] 9 mos. ended 12/31/20	3 mos. March 31, 2021 = [i] – [ii]
		$
(Loss) on foreign exchange	(910,799)	(549,708)	(361,091)
Gain on fair value of swaps	2,988,322	1,259,738	1,728,584
Interest and other income	13,243	6,152	7,091
Income before income taxes	12,789,787	5,565,550	7,224,237
Income tax expense	2,454,153	1,336,424	1,117,729
Net income	10,335,634	4,229,126	6,106,508
Net (income) loss attributable to noncontrolling interests	(46,673)	(12,085)	(34,588)
Net income attributable to Reservoir Holdings Inc	10,288,961	4,217,041	6,071,920

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•	the historical audited financial statements of Reservoir Holdings as of and for the years ended March 31, 2021 and 2020 and the related notes;

•	the historical unaudited condensed consolidated financial statements of Reservoir Holdings as of December 31, 2020 and the related notes; and

•	the historical audited statement of operations of ROCC for the year ended December 31, 2020 and the related notes.

ROCC’s fiscal year-end is December 31 while Reservoir Holdings’ fiscal year-end is March 31. In order for the year end pro forma results to be comparable, Reservoir Holdings’ twelve-month period ended December 31, 2020 was calculated as follows:

		3 mos. ended 3/31/20
	[A] 9 mos. ended 12/31/20	[i] FYE March 31, 2020	[ii] 9 mos. ended 12/31/19	[B] 3 mos. March 31, 2020 = [i] - [ii]	[C] = [A] + [B] 12 mos. ended 12/31/20
		$
Revenues	56,184,190	63,238,672	40,310,420	22,928,252	79,112,442
Costs and expenses:
Cost of revenue	23,819,732	27,305,489	16,792,635	10,512,854	34,332,586
Amortization and depreciation	10,447,015	8,423,197	5,862,960	2,560,237	13,007,252
Administration expenses	10,400,158	12,032,673	9,376,283	2,656,390	13,056,548
Total costs and expenses	44,666,905	47,761,359	32,031,878	15,729,481	60,396,386
Operating Income	11,517,285	15,477,313	8,278,542	7,198,771	18,716,056

Interest expense	(6,667,917)	(6,463,381)	(4,520,935)	(1,942,446)	(8,610,363)
(Loss) gain on foreign exchange	(549,708)	30,700	21,439	9,261	(540,447)
Gain (loss) on fair value of swaps	1,259,738	(5,555,702)	(869,274)	(4,686,428)	(3,426,690)
Interest and other income	6,152	76,894	27,910	48,984	55,136
Gain on retirement of RMM Issuer debt	—	10,644,084	10,644,084	—	—
Income before income taxes	5,565,550	14,209,908	13,581,766	628,142	6,193,692
Income tax expense	1,336,424	4,199,141	3,107,601	1,091,540	2,427,964
Net income	4,229,126	10,010,767	10,474,165	(463,398)	3,765,728
Net loss attributable to noncontrolling interests	(12,085)	47,027	—	47,027	34,942
Net income attributable to Reservoir Holdings Inc.	4,217,041	10,057,794	10,474,165	(416,371)	3,800,670

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company.

3.       Accounting for the Business Combination

The Business Combination represents a reverse merger and is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, ROCC is treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the consummation of the Business Combination, the Reservoir Holdings stockholders will have a majority of the voting power of the Combined Company, Reservoir Holdings will comprise all of the ongoing operations of the Combined Company, Reservoir Holdings will control a majority of the governing body of the Combined Company, and Reservoir Holdings’ senior management will comprise all of the senior management of the Combined Company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Reservoir Holdings issuing shares for the net assets of ROCC, accompanied by a recapitalization. The net assets of Reservoir Holdings will be stated at historical cost. No goodwill or other intangible assets will be recorded. Operations following the consummation of the Business Combination will be those of Reservoir Holdings.

4.	Shares of ROCC Common Stock issued to the Reservoir Holdings Stockholders upon Consummation of the Business Combination and the PIPE Investment

Based on 145,560 shares of Reservoir Holdings Common Stock and 82,500 shares of Reservoir Holdings Preferred Stock outstanding immediately prior to the consummation of the Business Combination and the PIPE Investment, assuming the closing occurred on March 31, 2021, and based on the Exchange Ratio determined in accordance with the terms of the Merger Agreement of 196.06562028646, ROCC issued 44,714,705 shares of the ROCC Common Stock in connection with the consummation of the Business Combination, determined as follows:

Reservoir Holdings Common Stock outstanding prior to the consummation of the Business Combination and the PIPE Investment	145,560
Exchange Ratio	196.0656
28,539,294
Reservoir Holdings Preferred Stock outstanding prior to the consummation of the Business Combination and the PIPE Investment	82,500
Exchange Ratio	196.0656
16,175,411
Shares of the ROCC Common Stock issued to Reservoir Holdings Stockholders upon consummation of the Business Combination and the PIPE Investment	44,714,705

5.       Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2021

Reservoir Holdings and ROCC have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Notes

(A)   Derived from the audited consolidated balance sheet of Reservoir Holdings as of March 31, 2021.

(B)   Derived from the unaudited condensed balance sheet of ROCC as of March 31, 2021.

Pro Forma Adjustments

a)	To reflect the Reservoir Holdings Preferred Stock Conversion immediately prior to the consummation of the Business Combination.

b)	To reflect the exchange of existing Reservoir Holdings Common Stock for the RMI Common Stock in accordance with the Merger Agreement.

c)	To reflect the release of cash held in the trust account to Cash and Cash Equivalents, after giving effect to the redemption of 10,295,452 shares of the outstanding ROCC Common Stock prior to the consummation of the Business Consummation.

d)	To reflect the issuance of an aggregate of 15.0 million shares of the ROCC Common Stock at $10.00 per share, less approximately $5.8 million of issuance expenses, in the PIPE Investment. The issuance expenses of approximately $5.8 million were accrued and reflected in Additional Paid-In Capital.

e)	To reflect the refinancing of $18.5 million outstanding under the existing term loan of RMM by increasing borrowing capacity under the Senior Credit Facility, which has closed concurrently with the consummation of the Business Combination. The Senior Credit Facility was increased by $18.5 million to a limit of approximately $248.8 million. Because the Senior Credit Facility does not have required principal payments, the current portion of loans and secured notes payable is reclassified to the Senior Credit Facility. The change in interest rate is expected to result in an immaterial change to interest expense and is not adjusted in the pro forma statements.

f)	To reflect the payment of ROCC’s and Reservoir Holdings’ total advisory, legal and other professional fees of approximately $13.9 million that are deemed to be direct and incremental costs of the Business Combination. The payment of approximately $13.9 million was accrued and reflected in Additional Paid-In Capital.

g)	To reclassify the Accumulated Deficit of ROCC to Additional Paid-In Capital.

6.	Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Three Months ended March 31, 2021 and year ended December 31, 2020

ROCC and Reservoir Holdings did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of shares of the ROCC Common Stock outstanding at the consummation of the Business Combination and the PIPE Investment, assuming the Business Combination and the PIPE Investment occurred on January 1, 2020.

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Notes

(A)	Derived from the audited consolidated statements of operations of Reservoir Holdings for the years ended March 31, 2021 and 2020, and the unaudited condensed consolidated statements of income of Reservoir Holdings for the nine months ended December 31, 2020 and 2019.

(B)	Derived from the unaudited condensed statements of operations of ROCC for the three months ended March 31, 2021 and the audited statement of operations for the year ended December 31, 2020.

Pro Forma Adjustments

a)	To reflect acceleration of stock-based compensation to Reservoir Holdings triggered upon consummation of the Business Combination.

b)	To reflect an adjustment to eliminate the interest earned and unrealized gain on marketable securities held in the trust account for the benefit of the redeeming ROCC stockholders.

c)	As the Business Combination is being reflected as if it had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for pro forma basic and diluted net income per share assumes that the shares issuable in connection with the Business Combination and the PIPE Investment have been outstanding for the entirety of the periods presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period. Pro forma weighted common shares outstanding—basic and diluted for the three months ended March 31, 2021 and the twelve months ended December 31, 2020—are calculated as follows:

	3 Months Ended March 31, 2021	Twelve Months Ended December 31, 2020
Weighted-average common shares outstanding, basic and diluted:
Reservoir Holdings, Inc. weighted average shares outstanding(1)	228,060	225,629
Reservoir Holdings, Inc. shares of common stock surrendered and cancelled at acquisition	(228,060)	(225,629)
Roth CH Acquisition II, Inc. shares not subject to redemption(2)	3,586,137	3,561,384
Roth CH Acquisition II, Inc. shares subject to redemption reclassified to equity	768,411	793,164
Sale of additional Roth CH Acquisition II, Inc. shares in conjunction with the Recapitalization	15,000,000	15,000,000
Shares issued to Reservoir Holdings, Inc. in recapitalization	44,714,705	44,714,705
Weighted-average common shares outstanding, basic and diluted:	64,069,253	64,069,253

(1)     Derived from the historical financial statements for the three months ended March 31, 2021 and twelve months ended December 31, 2020.

(2)     Derived from the historical financial statements for the three months ended March 31, 2021 and twelve months ended December 31, 2020.